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                                                                    Exhibit 23.1

                          Independent Auditors' Consent
                          -----------------------------


The Board of Directors
Stonepath Group, Inc.:


We consent to the incorporation by reference in the registration statement on Form S-8 of Stonepath Group, Inc. of our report dated February 25, 2003, except as to Note 18, which is as of March 10, 2003 and Note 2, which is as of August 25, 2003, with respect to the consolidated balance sheets of Stonepath Group, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2002, and the related financial statement schedule, which report appears in the December 31, 2002 annual report on Form 10-K/A of Stonepath Group, Inc.

Our report refers to the Company's restatement of the consolidated financial statements as of and for the years ended December 31, 2002 and 2001.


                                                           /s/ KPMG LLP

Philadelphia, Pennsylvania
September 26, 2003